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                                                                      EXHIBIT 11


                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                                -------------------
                                                                  1996        1995
                                                                --------     ------
PRIMARY:
Average common share outstanding  . . . . . . . . . . . .         1,326        1,372

Dilutive stock options based on the treasury stock method
  using the period end market price   . . . . . . . . . .             2           --
                                                                 ------      -------

Average common and common share equivalents
  outstanding   . . . . . . . . . . . . . . . . . . . . .         1,328        1,372
                                                                 ======      =======

Net income  . . . . . . . . . . . . . . . . . . . . . . .       $   308     $  1,433
                                                                 ======      =======

Net income per share  . . . . . . . . . . . . . . . . . .       $  0.23     $   1.04
                                                                 ======      =======

FULLY DILUTED:
Average common and common share equivalents
  outstanding - primary   . . . . . . . . . . . . . . . .         1,328        1,372
                                                                 ======      =======

Net income  . . . . . . . . . . . . . . . . . . . . . . .       $   308     $  1,433
                                                                 ======      =======

Net income per share  . . . . . . . . . . . . . . . . . .       $  0.23     $   1.04
                                                                 ======      =======
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